EXHIBIT 99.1

Performance Health Technologies Appoints Tommy J. Harris to Board of Directors; Former CFO of Time Warner Cable and Associated Press Brings Solid Financial Expertise

Trenton, NJ (October 14, 2008)

Performance Health Technologies, Inc. (OTCBB: PFMH), a leader in the development and marketing of innovative products that guide and monitor exercise and rehabilitation, has appointed Tommy J. Harris to its board of directors.

Mr. Harris, a resident of Weston, CT who holds a CPA certificate, brings significant operational and financial experience, with close to 40 years of finance, operations and business development experience. He is currently serving as Chief Financial Officer and a member of the Board of Directors for Vigilant Solutions, LLC (Vigilant).a private sector participant in the Transportation Security Administration’s Registered Traveler Program.

“PHT’s Core:Tx® rehabilitation system is an impressive combination of technological innovation, clinical knowledge and understanding of patient needs,” said Harris. “I am excited about the company’s potential and pleased to contribute to their continued growth.”

Prior to joining Vigilant, Mr. Harris served as Senior Vice President and Chief Financial Officer of Associated Press, the world’s largest news organization. Past experience also includes serving as Chief Financial Officer and Chief Operating Officer at Remote Management Systems, Inc. Previous positions span nearly 20-years in top posts with AOL Time Warner Inc., including, Chief Financial Officer of Time Warner Cable, an $8 billion media and Telecommunications Company, with 40 operating divisions and more than 30,000 employees. Mr. Harris also previously managed general audits and SEC compliance requirements for domestic and international clients during his tenure at Price Waterhouse & Co.

“We are pleased to welcome Tommy Harris to PHT. Tommy brings a wealth of strategic, operational and financial leadership experience which will be invaluable as we continue to execute our growth strategy,” said PHT’s Chief Executive Officer Robert D. Prunetti. “His considerable experience as a senior financial executive in a wide range of industries makes him exceptionally qualified to serve PHT’s shareholders as a member of our board.”

Mr. Harris holds an MBA in Finance from Long Island University and a BS in Accounting from Southern Illinois University. He is a member of the American Institute of Certified Public Accountants as well as the New York State Society of Certified Public Accountants. He currently serves on the board of The First Tee of Metropolitan New York and Vigilant Solutions LLC.

About Performance Health Technologies, Inc.

Performance Health develops and markets performance evaluation and rehabilitation products that monitor and guide exercise and give real-time motivational feedback. Additional information can be obtained by calling the Company’s headquarters in Trenton, New Jersey, 609-656-0181, and through the Company website www.performancehealth.com.

About QualityStocks

Small-Cap Stock Newsletter QualityStocks is a free service that collects data from hundreds of Small-Cap and Micro-Cap online Investment Newsletters into one free Daily Newsletter Report. To sign up for “The QualityStocks Daily Newsletter” please visit www.QualityStocks.net and be informed each day on the events happening in the small-cap market.

Safe Harbor for Forward-Looking Statements

The foregoing contains “forward-looking statements,” which are based on management’s beliefs, as well as on a number of assumptions concerning future events and information currently available to management. Readers are cautioned not to put undue reliance on such forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside the Company’s control that could cause actual results to differ materially from such statements. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.